UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 23, 2008

WHITNEY INFORMATION NETWORK, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-27403	84-1475486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1612 East Cape Coral Parkway, Cape Coral, Florida 33904

(Address of principal executive offices)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Bonus Payments

On May 23, 2008, the Board of Directors of the Company determined the expected 2007 bonus payments for its executive officers.  Payouts for  2007 were determined through examination of the Company’s past practices and market-based compensation benchmarks as well as the Board’s recognition of current management’s performance and its perseverance during the organizational changes which  occurred since January 2007.  The Board also recognized Mr. Kane’s promotion to Interim President and Ms. Donoho’s promotion to Chief Financial Officer. The 2007 expected aggregate bonus payments for Mr. Kane, Ms. Donoho and Ms. Code are as follows:

Name and Title of Executive	2007 Bonus Payments
John F. Kane, Interim President	$230,000
Anne M. Donoho, Chief Financial Officer	$200,000
Marie B. Code, General Counsel	$187,500

The Board approved preliminary 2007 bonus payments equal to 50% of the expected aggregate amounts, payable immediately.   It is expected that the Board will consider and approve the balance of the executive officers’ 2007 bonuses as soon as the Board deems appropriate in relation to the finalization of the financial results for 2007.  No bonuses were approved for any other individuals who served as executive officers during 2007.

2008 Base Salary Increases -

On May 23, 2008, the Board of Directors approved increases in the annual salaries for its executive officers and non-executive employees.  The base salaries for Mr. Kane, Ms. Donoho and Ms. Code for 2008 are as follows:

Name and Title of Executive	2008 Base Salary
John F. Kane, Interim President	$350,000
Anne M. Donoho, Chief Financial Officer	$260,000
Marie B. Code, General Counsel	$260,000

Certain statements and information included herein constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in or by such forward-looking statements.  Such factors include, among other things, the Risk Factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 30, 2008	WHITNEY INFORMATION NETWORK, INC.

/s/ John F. Kane
John F. Kane
Interim President